UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 30, 2024

BUTLER NATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Kansas	0-1678	41-0834293
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Aero Plaza, New Century, Kansas	66031
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (913) 780-9595

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 30, 2024, at the Annual Meeting of Shareholders (the “Annual Meeting”) of Butler National Corporation (the “Company”), the Company’s shareholders approved an amendment to the Company’s Bylaws to declassify the Company’s Board of Directors (the “Board”). Beginning with the 2027 Annual Meeting of Stockholders, the entire Board will be elected annually.

A detailed description of the foregoing amendment was set forth in Item No. 4 of the Company’s Proxy Statement on Schedule 14A, filed with the SEC on September 16, 2024. This description is incorporated herein by reference and is qualified by the Bylaws, filed herewith as Exhibit 3.1.

Item 5.07	Submission of Matters to Vote of Security Holders.

At the Company’s Annual Meeting, 53,195,916 shares of common stock, or approximately 77.9% of the 68,270,856 shares of common stock outstanding and entitled to vote at the Annual Meeting, were present in person or by proxy.

Set forth below are the matters acted upon by Butler National Corporation shareholders at the Annual Meeting, and the final voting results on each matter.

1.
Election of Directors. Jeffrey D. Yowell and Joseph P. Daly were elected as directors of the Company, to hold office for a three-year term expiring at the calendar year 2027 annual meeting of shareholders:

Name of Director	For	Against	Abstain	Broker Non-Votes
Jeffrey D. Yowell	43,897,546	28,314	6,587	9,263,469
Joseph P. Daly	43,879,420	18,953	34,074	9,263,469

2.
Ratification of RBSM LLP as Independent Registered Accountant. Shareholders ratified the appointment of RBSM LLP to serve as the Company’s independent registered public accounting firm for the 2025 fiscal year.

For	Against	Abstain	Broker Non-Votes
53,005,474	28,931	161,511	0

3.	Advisory Vote on Executive Compensation. Shareholders approved, on an advisory basis, the compensation of the Named Executive Officers disclosed in the proxy statement.

For	Against	Abstain	Broker Non-Votes
43,665,287	188,915	78,245	9,263,469

4.	Amendment to the Bylaws to Destagger the Board of Directors. Shareholders approved the amendment to the Company’s Bylaws to declassify the Board of Directors.

For	Against	Abstain	Broker Non-Votes
43,562,421	165,294	204,808	9,263,469

5.
Amendment to the Articles of Incorporation to Allow a Reverse Split and Reduce Authorized Common Stock. Shareholders approved the amendment to the Articles of Incorporation to allow the Board, if desired by the Board prior to the Company’s 2025 Annual Meeting of Stockholders, to effectuate a reverse stock split and to reduce the authorized common stock from 100,000,000 to 50,000,000.

For	Against	Abstain	Broker Non-Votes
49,671,977	589,381	2,934,558	0

Item 8.01	Other Events.

On October 30, 2024, the Board approved a $2 million increase in the size of the Company’s stock repurchase program (from $9 million to $11 million). Prior to the amendment, as of October 30, 2024, $1,172,000 remained authorized but unused under the program. Now the Company has $3,172,000 available for stock repurchases under the program. The Board also approved an extension of the stock repurchase program through November 15, 2026.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
3.1	Butler National Corporation Bylaws, as amended on October 30, 2024.
104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUTLER NATIONAL CORPORATION

Date: November 4, 2024	/s/Tad M. McMahon
Tad M. McMahon
Chief Financial Officer